As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-266709

Registration No. 333-258319

Registration No. 333-239820

Registration No. 333-234135

Registration No. 333-225848

Registration No. 333-224316

Registration No. 333-217345

Registration No. 333-210569

Registration No. 333-203213

Registration No. 333-195259

Registration No. 333-188711

Registration No. 333-187598

Registration No. 333-180006

Registration No. 333-172514

Registration No. 333-169715

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-266709

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-258319

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-239820

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-234135

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-225848

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224316

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217345

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210569

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203213

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195259

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188711

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-187598

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180006

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172514

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-169715

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	55-0856151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100 Emeryville, California 94608	94608
(Address of Principal Executive Offices)	(Zip Code)

Amyris, Inc. 2020 Equity Incentive Plan

Amyris, Inc. 2010 Equity Incentive Plan

Amended and Restated 2010 Employee Stock Purchase Plan

(Full title of the plan)

Han Kieftenbeld

Interim Chief Executive Officer and Chief Financial Officer

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, California 94608

(Name and address of agent for service)

(510) 450-0761

(Telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson, Esq.

Ryan Mitteness, Esq.

Fenwick & West, LLP

401 Union St.

Seattle, Washington 98101

(206) 389-4510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-266709), filed with the SEC on August 9, 2022;

•	Registration Statement on Form S-8 (No. 333-258319), filed with the SEC on July 30, 2021;

•	Registration Statement on Form S-8 (No. 333-239820), filed with the SEC on July 10, 2020;

•	Registration Statement on Form S-8 (No. 333-234135), filed with the SEC on October 9, 2019;

•	Registration Statement on Form S-8 (No. 333-225848), filed with the SEC on June 25, 2018;

•	Registration Statement on Form S-8 (No. 333-224316), filed with the SEC on April 18, 2018;

•	Registration Statement on Form S-8 (No. 333-217345), filed with the SEC on April 17, 2017;

•	Registration Statement on Form S-8 (No. 333-210569), filed with the SEC on April 1, 2016;

•	Registration Statement on Form S-8 (No. 333-203213), filed with the SEC on April 2, 2015;

•	Registration Statement on Form S-8 (No. 333-195259), filed with the SEC on April 14, 2014;

•	Registration Statement on Form S-8 (No. 333-188711), filed with the SEC on May 20, 2013;

•	Registration Statement on Form S-8 (No. 333-187598), filed with the SEC on March 28, 2013;

•	Registration Statement on Form S-8 (No. 333-180006), filed with the SEC on March 9, 2012;

•	Registration Statement on Form S-8 (No. 333-172514), filed with the SEC on February 28, 2011; and

•	Registration Statement on Form S-8 (No. 333-169715), filed with the SEC on October 1, 2010.

On August 9, 2023, the Company and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On February 7, 2024, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Amended Joint Plan of Reorganization of Amyris, Inc. and Its Affiliated Debtors (the “Plan”). The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied.

As a result of the Chapter 11 Cases and in accordance with the Plan, the Company has terminated all offerings of the Company’s common stock pursuant to the Registration Statements. Accordingly, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration all such shares of common stock of the Company that are registered but unsold under the Registration Statements, if any. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such shares of common stock, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on February 9, 2024. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

AMYRIS, INC.

/s/ Han Kieftenbeld
Name:	Han Kieftenbeld
Title:	Interim Chief Executive Officer and Chief Financial Officer